Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the InnSuites Hospitality Trust 2017 Equity Incentive Plan of our report dated May 1, 2017, relating to our audit of the consolidated financial statements of InnSuites Hospitality Trust as of January 31, 2017 and 2016, which report is included in its Annual Report on Form 10-K for the year ended January 31, 2017 filed with the Securities and Exchange Commission.

/s/ Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA
January 31, 2018